CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form N-14 of VanEck Funds of our report dated February 26, 2025, relating to the financial statements and financial highlights of Emerging Markets Bond Fund, which appears in VanEck Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
August 21, 2025